Securities and Exchange Commission
                   Washington, D.C. 20549
                   ----------------------
                         FORM S-8
                   Registration Statement
                          Under
                 The Securities Act of 1933

                  Media Entertainment, Inc.
                (Exact name of Registrant as
                  specified in its charter)

         NEVADA                              72-1346591
(State or other jurisdiction of            (IRS Employer
incorporation or organization)           Identification No.)

    8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
              (Address of principal executive
                offices, including zip code)


         CONSULTING AND LEGAL SERVICES AGREEMENT
               (Full title of the plan)


                   David M. Loflin
                     President
               Media Entertainment, Inc.
                8748 Quarters Lake Road
             Baton Rouge, Louisiana 70809
        (Name and address of agent for service)

                      Copy to:

                Eric Newlan, Esquire
                  NEWLAN & NEWLAN
           2512 Program Drive, Suite 101
                Dallas, Texas 75220
                   (214) 654-9520

               CALCULATION OF REGISTRATION FEE


                          Proposed
                          maximum    Proposed
Title of                  offering   maximum     Amount of
Securities   Amount       price      aggregate   Regi-
to be        to be        per        offering    stration
registered   registered   share(1)   price(1)    fee
----------   ----------   ---------  ---------   ----------

Common
 Stock,
 $.0001
 par
 value       400,000      $1.50 (1)  $600,000    $181.82
---------------------
(1) The maximum offering price was calculated pursuant to Rule 457(c).

                  MEDIA ENTERTAINMENT, INC.

               Cross Reference Sheet Required
               By Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption     Caption in Prospectus

1.  Forepart of Registration         Facing Page of
    Statement and Outside Front      Registration Statement
    Cover Page of Prospectus         and Cover Page of
                                     Prospectus

2.  Inside Front and Outside Back    Inside Cover Page
    Cover Pages of Prospectus        of Prospectus and
                                     Outside Cover Page of
                                     Prospectus

3.  Summary Information, Risk        Not Applicable
    Factors and Ratio of Earnings
    to Fixed Charges

4.  Use of Proceeds                  Not Applicable

5.  Determination of Offering Price  Not Applicable

6.  Dilution                         Not Applicable

7.  Selling Security Holders         Sales by Selling
                                     Shareholder

8.  Plan of Distribution             Cover Page of
                                     Prospectus and Sales by
                                     Selling Shareholder

9.  Description of Securities to     Consulting and Legal
    be Registered                    Services Agreement and
                                     Issuance of Common
                                     Stock; Sales by Selling
                                     Shareholder

10. Interest of Named Experts        Legal Matters
    and Counsel

11. Material Changes                 Not Applicable

12. Incorporation of Certain         Incorporation of
    Information by Reference         Certain Information by
                                     Reference

13. Disclosure of Commission         Indemnification
    Position on Indemnification
    or Securities Act Liabilities

PROSPECTUS
                   Media Entertainment, Inc.

                400,000 Shares of Common Stock
                 ($.0001 par value per share)

               Issued Pursuant to a Consulting
                and Legal Services Agreement

This Prospectus is part of a Registration Statement which registers 400,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Media Entertainment,
Inc., a Nevada corporation (the "Company"), which have been issued, as described herein, to Newlan & Newlan, Attorneys at Law, a Texas general partnership ("Newlan"), consultants and legal counsel to the Company, pursuant to a Consulting and Legal Services Agreement under which the Company has issued 400,000 shares of Common Stock to Newlan (such securities being referred to herein as the "Newlan
Securities"). Newlan is a selling shareholder under this Prospectus and is referred to herein as the "Selling
Shareholder". All of the Newlan Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the Newlan
Securities.  The Company has been advised by the Selling
Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the Newlan Securities under the terms of the aforementioned Consulting and Legal Services Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENT-ATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

        The date of the Prospectus is February 12, 1998

                  AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol "MEME".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 400,000 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written Consulting and Legal Services Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov/cgi-bin/srch-edgar.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

1. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997;

2. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997;

3.  The Company's Current Report on Form 8-K, date of event:
10-10-97; and

4.  The Company's Registration Statement on Form S-1
(Commission File No. 333-26385) declared effective August
12, 1997;

All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document.
Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to:Corporate Secretary, Media Entertainment, Inc., 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (504) 922-7744.

                        THE COMPANY

The Company was incorporated in the State of Nevada on November 1, 1996, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Effective December 20, 1996, the Company acquired from certain of its officers and directors and others licenses and leases of licenses to wireless cable television channels and community (low power) television channels. As of December 31, 1996, the Company acquired all of the outstanding capital stock of (1) Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 ("WEI"), and (2) Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 ("MCTV"). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri, which market's system has yet to be constructed. Beginning in October 1997, the Company began to focus its efforts on the exploitation of its proprietary Wireless Internet Access System. In February 1998, the Company connected its first customer to its proprietary Wireless Internet Access System, in Baton Rouge, Louisiana. Nevertheless, the Company is in need of capital in order to exploit its business opportunities. The Company carries on its business through its subsidiaries.

          CONSULTING AND LEGAL SERVICES AGREEMENT
               AND ISSUANCE OF COMMON STOCK

General

On January 16, 1998, the Company entered into a Consulting and Legal Services Agreement with Newlan & Newlan, Attorneys at Law, a Texas general partnership (the Selling Shareholder). The Company has issued 400,000 shares of Company Common Stock pursuant to such Consulting and Legal Services Agreement. This Prospectus relates to the 400,000 shares issued to Newlan. Under the terms of the Consulting and Legal Services Agreement, the Selling Shareholder has agreed to provide consulting services with respect to financing opportunities and the acquisition of business opportunities and operating assets related to the wireless cable industry, community television industry and Internet business opportunities and related industries. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

Under the Consulting and Legal Services Agreement pursuant to which the Newlan Securities were issued, the Newlan
Securities were valued at $.10 per share, or $40,000 in the aggregate. The issuance of the Newlan Securities will result in the recognition of taxable income to the Selling
Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Consulting and Legal Services Agreement must be made in compliance with federal and state securities laws.
Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.


             SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling
Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 6,824,000 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                                    Shares      Percentage
               Number               to be       to be
Name of        of        Shares     Owned       Owned
Selling        Shares    to be      After       After
Shareholder    Owned     Offered    Offering    Offering
-----------    ------    --------   --------    -----------

Newlan &
 Newlan        400,000   400,000     -0-          -0-

                   DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas
Parkway, Suite 100, Dallas, Texas 75248.

                       INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan
& Newlan, Attorneys at Law, Dallas, Texas. Newlan & Newlan owned, as of the date of this Prospectus, 505,000 shares of Company Common Stock.

                          EXPERTS

The consolidated financial statements of the Company included in the Company's Registration Statement on Form S-1 (Commission File No. 333-26385), declared effective August 12, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.
                        PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) and (e) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

(a) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997;

(b) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997;

(c) The Company's Current Report on Form 8-K, date of event: 10-10-97;

(d)  The Company's Registration Statement on Form S-1
(Commission File No. 333-26385) declared effective August
12, 1997; and

(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

The Selling Shareholder is legal counsel to the Company.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

Exhibit       Description
-------       -----------
5.1           Opinion of Newlan & Newlan, Attorneys
              at Law, re: Legality
10.1          Consulting and Legal Services Agreement,
              dated as of January 16, 1998, between
              Registrant and Newlan & Newlan, Attorneys at
              Law, a Texas general partnership
23.1          Consent of Weaver and Tidwell, L.L.P.,
              Certified Public Accountants
23.2          Consent of Newlan & Newlan, Attorneys at Law

Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

MEDIA ENTERTAINMENT, INC.

By: /s/ David M. Loflin
     David M. Loflin
     President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures             Title               Date
----------             -----               ----

/s/David M. Loflin     President           February 11, 1998
David M. Loflin        (Principal
                       Executive Officer
                       and Principal
                       Accounting Officer)
                       and Director

/s/Waddell D. Loflin   Vice President,     February 11, 1998
Waddell D. Loflin      Secretary and
                       Director

/s/Richard N. Gill     Director            February 11, 1998
Richard N. Gill


/s/Ross S. Bravata     Director            February 11, 1998
Ross S. Bravata

/s/Michael Cohn        Director            February 11, 1998
Michael Cohn

                      INDEX TO EXHIBITS

                   MEDIA ENTERTAINMENT, INC.

Exhibit No.           Description
-----------           -----------

5.1                   Opinion of Newlan & Newlan, Attorneys
                      at Law, re: Legality

10.1                  Consulting and Legal Services
                      Agreement, dated as of January 16,
                      1998, between Registrant and Newlan
                      & Newlan, Attorneys at Law, a Texas
                      general partnership

23.1                  Consent of Weaver and Tidwell,
                      L.L.P., Certified Public Accountants

23.2                  Consent of Newlan & Newlan, Attorneys
                      at Law

                           -----------
                           Exhibit 5.1
                           -----------

February 11, 1998

Media Entertainment, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of
     Media Entertainment, Inc. Common Stock Issued
     Pursuant to a Consulting and Legal Services
     Agreement with Newlan & Newlan

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Media Entertainment, Inc., a Nevada corporation (the "Company"), of 400,000 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued to Newlan & Newlan, Attorneys at Law, a Texas general partnership, pursuant to a Consulting and Legal Services Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on January 16, 1998.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,

/s/

NEWLAN & NEWLAN

                           ------------
                            Exhibit 10.1
                            ------------

           CONSULTING AND LEGAL SERVICES AGREEMENT

This Agreement is made as of the 16th day of January, 1998, by and between Newlan & Newlan, Attorneys at Law, a Texas general partnership consisting of L. A. Newlan, Jr. and Eric Newlan ("Consultant"), and Media Entertainment, Inc., a Nevada corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of international and domestic financing, domestic and international taxation, Federal and state securities laws, secondary securities trading, business acquisitions and dispositions and matters of general and special law; and

WHEREAS, the Company is a publicly-held company required to file periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant, as aforesaid; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant to render advice and counsel with respect to law, corporate organization, corporate finance, business opportunities and taxation.
Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement.

2. The services to be rendered by Consultant hereunder shall consist of the following:

     A. Giving advice and counsel on legal compliance by the Company with all securities laws and regulations and communications laws and regulations applicable to its business, state, federal and foreign;

     B. Giving advice and counsel on legality of corporate business transactions, contracts, including drafting and, at the Company's request, negotiation of contracts;

     C. Giving advice and counsel on business strategies, corporate finance, secondary trading in the Company's securities, advice and, at the Company's request, assistance in negotiation and evaluation of mergers, consolidations and acquisitions, spin-offs, split-ups and other dispositions and re-capitalizations;

     D. Giving advice and counsel on matters of income taxation, domestic and international, and matters relating to import and export laws and regulations; and

     E. Giving advice and counsel in matters relating to protection and preservation of assets of the Company, including, without limitation, engaging in litigation in courts in which Consultant is, or reasonably can be, admitted to practice, and supervising litigation in places where Consultant is not so admitted and cannot reasonably gain admission to practice.

     Anything contained herein to the contrary notwithstanding, Consultant shall not render services hereunder in connection with the offer or sale of securities in a capital-raising transaction, in keeping with the proscription thereof contained in Section A of the General
Instructions as to the use of Form S-8 promulgated by the Securities and Exchange Commission.

3. The term of this Agreement shall commence on February 1, 1998, and shall continue until January 31, 1999.

4. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the sum of $40,000, payable by the issuance of 400,000 shares of the Company's $.0001 par value Common Stock, at a price of $.10 per share.

In addition to the fee payable hereunder, Consultant shall, from time to time during the term of this Agreement, be reimbursed for costs paid and incurred by Consultant on behalf of the Company for travel, per diem, lodging, long distance communications, courier services, photocopying and printing. Reimbursement is to be made on receipt of invoice by the Company.

The Company agrees that it will register with the Securities and Exchange Commission all of the shares of Company Common
Stock issued to Consultant hereunder pursuant to a Registration Statement on Form S-8, at Consultant's request.

5.  The Company represents and warrants to Consultant that:

     A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

     B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

     C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     D. The Company will make its best efforts to file timely all periodic reports required to be filed by it, pursuant to the provisions of the Securities Exchange Act of 1934, throughout the term of this Agreement.

6. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Newlan & Newlan, Attorneys at Law
2512 Program Drive, Suite 101
Dallas, Texas 75220

and to the Company at:

Media Entertainment, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

8. Consultant consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of Common Stock issued hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE
EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO
THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED
TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES
AND REGULATIONS.

9.  Miscellaneous.

     A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

     B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

     C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

     D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

MEDIA ENTERTAINMENT, INC.
(a Nevada corporation)

By: /s/ David M. Loflin
     David M. Loflin
     President

NEWLAN & NEWLAN
(a Texas general partnership)

By: /s/ Eric Newlan
     Eric Newlan
     Partner

                               ------------
                               Exhibit 23.1
                               ------------

CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 3, 1997, relating to the consolidated financial statements of Media Entertainment, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the period from inception (December 28, 1995) to December 31, 1996, included in the Form S-1 Registration Statement (File No. 333-26385) declared effective on August 12, 1997.We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
February 11, 1998

                              ------------
                               Exhibit 23.2
                               ------------

            Consent of Newlan & Newlan is included in the
                Opinion filed as Exhibit 5.1 hereto